VICTORIA 1522 Investments, LP Code of Ethics and Business Conduct and

Regulatory Compliance Manual

This document is the property of Victoria 1522 Investments, LP (“VICTORIA 1522” or the “Company”) and must be returned to the Company when an employee’s association with the Company terminates for any reason. The contents of this document are confidential, and should not be revealed to third parties. This Manual is not a full operations or regulatory compliance manual. It is intended to give sufficient information and guidance so that an employee may gain a broad understanding of the regulatory rules and requirements to which VICTORIA 1522 and its Employees are subject. Employees must additionally view the full compliance policies and procedures contained in the Regulatory Compliance Manual. Circumstances vary and practices evolve. To retain flexibility and relevance, new policies, guidance and amendments may be promulgated by email or even verbally before ultimately being summarized in this document. Such communications should be considered to be as valid and binding as the formal guidance contained in this document and the Regulatory Compliance Manual. Please consult VICTORIA 1522’s Chief Compliance Officer if you have any questions regarding the information contained herein.

Definitions

The following defined terms are used throughout this Code of Conduct and Regulatory Compliance Manual, while other terms are defined within specific policies and procedures:

1.	Exchange Act – Securities Exchange Act of 1934

2.	Securities Act – Securities Act of 1933

3.	Advisers Act – Investment Advisers Act of 1940

4.	ACA – Adviser Compliance Associates, an independent third-party regulatory compliance consulting firm

5.	Automatic Investment Plan - A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

6.	Beneficial Interest – Employees are considered to have beneficial interest in Securities if they have or share a direct or indirect pecuniary interest in the Securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction (e.g., Securities held by members of Employees’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included.)

7.	CCO – Salvador Ibanez de Opacua, VICTORIA 1522’s Chief Compliance Officer

8.	CIO - Josephine S. Jimenez, CFA, VICTORIA 1522’s Chief Investment Officer

9.	CEO – Josephine S. Jimenez, CFA, VICTORIA 1522’s Chief Executive Officer

10.	COO - Salvador Ibanez de Opacua, VICTORIA 1522’s Chief Operating Officer

11.	CFTC – Commodity Futures Trading Commission

12.	Clients - VICTORIA 1522’s separately-managed accounts and Funds

13.	Consumer Report - The information set forth in Section 603(d) of the Fair Credit Reporting Act (15 U.S.C. 1681a(d)) (“FCRA”), which includes any written, oral, or other communication of any information by a consumer reporting agency bearing on the consumer’s credit worthiness, credit standing, credit capacity, character, general reputation, personal characteristics, or mode of living which is used or expected to be used or collected in whole or in part for the purpose of serving as a factor in establishing the consumer’s eligibility for (A) credit or insurance to be used primarily for personal, family, or household purposes; (B) employment purposes; or (C) any other purpose authorized under Section 604 of FCRA

14.	Consumer Report Information - Any record about an individual, whether in paper, electronic or other form, that is a Consumer Report or is derived from a Consumer Report

15.	Employees – VICTORIA 1522’s officers, principals, directors and employees

16.	Exempted Security – Are types of securities that are exempt from reporting under the Personal Security Transaction Policy, and include: direct obligations of the U.S. Government; money market instruments such as bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments; shares of money market funds; shares issued by open-end funds other than Reportable Funds; and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds

17.	Federal Securities Laws - Means the Securities Act, Exchange Act, the Sarbanes-Oxley Act of 2002, IC Act, Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to Funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury

18.	Front-Running - A practice generally understood to be investment advisory personnel personally trading ahead of client accounts

19.	FTC – Federal Trade Commission

20.	Fund Administrator – Mutual Fund Administration Corporation

21.	Private Fund(s) – VICTORIA 1522’s unregistered investment Funds (none as of 12/31/2009)

22.	IAR – Investment advisory representative, which is an Employee that must individually register with a state(s).

23.	Initial Reporting Forms - Included as Attachment D to the Personal Security Transaction Policy and includes two (2) forms to report Securities Accounts and Securities

24.	Investors – Shareholders in the Victoria 1522 Fund

25.	IC Act – Investment Company Act of 1940

26.	IPO – An “initial public offering” is an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Exchange Act

27.	Insider Trading - Although not defined in securities laws, Inside Trading is generally thought to be described as trading either personally or on behalf of others on the basis of Material Non-Public Information or communicating Material Non-Public Information to others in violation of the law

28.	Limited Offering – An offering that is exempt from registration under the Securities Act pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505, or 506 of Regulation D

29.	Manual – VICTORIA 1522’s Code of Ethics and Business Conduct and Regulatory Compliance Manual

30.	Material Non-Public Information – Information that has not been generally made available to the public that has a substantially likelihood that a reasonable investor would consider important in making an investment decision, or is reasonably certain to have a substantial effect on the price of a company’s securities

31.	Mutual Fund(s) – Victoria 1522 Fund

32.	Natural Person – A living, breathing human being, as opposed to a legal entity

33.	NFA – National Futures Association

34.	Non-Public Personal Information - Personally identifiable financial information, including any information a client provides to obtain a financial product or service; any information about a client resulting from any transaction involving a financial product or service; or any information otherwise obtained about a client in connection with providing a financial product or service to that client; and any list, description, or other grouping of Clients (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information. Examples of Non-Public Personal Information include: name, address, phone number (if unlisted), social security and tax identification numbers, financial circumstances and income, and account balances.

35.	Outside Counsel – Howard Rice Nemerovski Canady Falk & Rabkin

36.	President - Josephine S. Jimenez, CFA,VICTORIA 1522’s President

37.	Private Placement – Generally, any private offering of a security, including private investment funds and securities issued by private companies

38.	QIB - Rule 144 under the Securities Act defines a Qualified Institutional Buyer as a specified entity, acting for its own account or the accounts of other QIBs, which in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity

39.

Qualified Custodian - (i) A bank as defined in Section 202(a)(2) of the Advisers Act or a savings association as defined in Section 3(b)(1) of the Federal Deposit Insurance Act that has deposits insured by the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act; (ii) A broker-dealer registered under Section 15(b)(1) of the Securities Exchange Act of 1934 holding the client assets in customer accounts; (iii) A futures commission merchant registered under Section 4f(a) of the Commodity Exchange Act, holding the client assets in customer accounts, but only with respect to Clients’ Funds and Security futures, or other securities incidental to transactions in contracts for the purchase or sale of a commodity for future delivery and options thereon; and (iv) A foreign financial institution that customarily holds financial assets for its customers, provided that the foreign financial institution keeps the Clients’ assets in customer accounts segregated from its proprietary assets.

40.	Monthly Reporting Forms – Included as Attachment C to the Personal Security Transaction Policy and includes two (2) forms to report transactions in Securities and new Securities Accounts

41.	Reportable Fund – Any fund for which VICTORIA 1522 serves as the investment adviser as defined in section 2(a) (20) of the IC Act, or any fund whose investment adviser or principal underwriter controls VICTORIA 1522, is controlled by VICTORIA 1522, or is under common control with VICTORIA 1522

42.	RIC – An investment company registered under the IC Act

43.	Scalping – A practice generally understood to be investment advisory personnel personally benefiting from small gains in short-term personal trades in securities being traded in advisory accounts

44.	Security – Any note, stock, treasury stock, Security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “Security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing

45.	Securities Account – Any type of account that holds any type of Security

46.	Senior Management – Generally, VICTORIA 1522’s officers, directors and mid to high-level supervisors

47.	SRO – Self-Regulatory Organization (such as the New York Stock Exchange and National Association of Securities Dealers)

48.	Watch List – A list of securities maintained by the CIO that are being considered for investment by VICTORIA 1522

Code of Business Conduct

Implementation Date: 03/31/2008

Most Recent Amendment Date: 06/30/2009

As Employees of VICTORIA 1522, we are retained by our Clients to manage parts of their financial affairs and to represent their interests in many matters. We are keenly aware that, as fiduciaries, we owe our Clients our undivided loyalty. Our Clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

We expect all Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, Clients, prospects, their employer, and their fellow Employees.

We expect all Employees to adhere to the highest standards with respect to any potential material conflicts of interest with Client accounts. Simply stated, no Employee of VICTORIA 1522 should enjoy a benefit at the expense of any Client.

We expect all persons associated with VICTORIA 1522 to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our Clients’ interests, subject to the legality of such information.

We expect our Employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise in any way their ability to deal objectively with our clients.

You are encouraged to speak to VICTORIA 1522’s Chief Compliance Officer (or in his/her absence, the firm’s President) if you believe that changes or additions to, or deletions from, this Code of Ethics and Business Conduct and Summary of the Regulatory Compliance Manual (“Summary Manual”) may be appropriate. In addition, please do not hesitate to contact either of the individuals listed above if you feel that any of VICTORIA 1522’s disclosure documents, including its Form ADV, advisory contracts or offering materials are inaccurate, incomplete or out-of-date. Finally, if the Chief Compliance Officer is unavailable, please contact the firm’s President if you need any clarification regarding the Code of Ethics and Business Conduct and Summary Manual or compliance matters in general.

VICTORIA 1522 IS COMMITTED TO FOSTERING A CULTURE OF COMPLIANCE WITH RELEVANT LAWS, REGULATIONS AND ETHICAL STANDARDS. WE URGE YOU TO CONTACT THE CHIEF COMPLIANCE OFFICER ABOUT ANY ACTUAL OR SUSPECTED COMPLIANCE MATTER. YOU WILL NOT BE PENALIZED AND YOUR STATUS AT VICTORIA 1522 WILL NOT BE JEOPARDIZED BY COMMUNICATING SUCH MATTERS TO THE CHIEF COMPLIANCE OFFICER OR TO THE PRESIDENT. RETALIATION AGAINST ANY EMPLOYEE IS CAUSE FOR APPROPRIATE CORRECTIVE ACTION, UP TO AND INCLUDING DISMISSAL.

You are required to complete the Code of Ethics and Business Conduct and Summary of the Compliance Manual Acknowledgement Form as well as the Code of Ethics and Business Conduct and Summary of the Regulatory Compliance Manual Certification, both initially upon the commencement of your employment with VICTORIA 1522 and annually thereafter. In addition, all Employees must:

Be thoroughly familiar with the summary policies and procedures set forth in this Manual;

Be thoroughly familiar with the full policies and procedures set forth in the Regulatory Compliance Manual as such policies and procedures relate to Employees’ responsibilities;

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Notify the Chief Compliance Officer promptly in the event you have any reason to believe that you may have failed to comply with (or you become aware of another person’s failure to comply with) the policies and procedures set forth in this Summary Manual;

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Notify the Chief Compliance Officer promptly if you become aware of any practice that arguably involves VICTORIA 1522 in a conflict of interest with any of its advisory accounts or unregistered investment funds;

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Cooperate to the fullest extent reasonably requested by the Chief Compliance Officer so as to enable: (i) the Chief Compliance Officer to discharge his/her respective duties under the Summary Manual and (ii) VICTORIA 1522 to comply with the Federal Securities Laws to which it is subject; and

•	Notify the Chief Compliance Officer promptly if you become aware of any part of any disclosure document that you believe may be inaccurate, incomplete or out of date in any respect.

Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this Code or any of the policies, you are encouraged to discuss the situation confidentially with the Chief Compliance Officer or the President.

This Summary Manual and the policies and procedures set forth herein supersede all manuals, policy statements and procedures and other communications on the subjects discussed herein.

VICTORIA 1522 may amend this Summary Manual and/or adopt new interpretations of the policies and procedures contained in the Summary Manual as the firm deems appropriate with the approval of the Chief Compliance Officer. All material amendments to, and new interpretations of, the Summary Manual shall be conveyed to Employees and require their acknowledgement of receipt and understanding of the amendments/interpretations.

Maintenance of Code of Conduct and

Regulatory Compliance Manual

Implementation Date: 03/31/2008

Most Recent Amendment Date: 06/30/2009

Issue

Rule 206(4)-7 under the Advisers Act requires advisers to develop an internal compliance program and to maintain a written set of policies and procedures reasonably designed to prevent violations of the Advisers Act and the rules thereunder. The policies and procedures must be reviewed no less frequently than annually to determine their overall adequacy and effectiveness.

Risks

In developing this policy and procedures, VICTORIA 1522 considered the material risks associated with maintaining the Manual. This analysis includes risks such as:

•	Written procedures are outdated, ineffective and/or not reflective of its actual practices.

•	Employees may not feel comfortable bringing a compliance matter to the attention of the Chief Compliance Officer, and/or the President.

•	Poor financial condition of the Company or its Employees may increase the likelihood of decisions or actions that are not in the best interest of Clients.

VICTORIA 1522 has established the following policies and procedures as an attempt to mitigate these risks.

Testing

VICTORIA 1522 has established multiple parameters by which it intends to test the adequacy and effectiveness of the policies and procedures contained in the Manual. Specifically, VICTORIA 1522 will consider the following two (2) types of testing procedures:

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Quality Control or Transactional Testing – Compliance tests that review and analyze information on a contemporaneous transaction-by-transaction basis in order to identify shortcomings. Two examples of transactional testing are: (1) reviewing a personal trade submitted by an Employee; and (2) reviewing the quality of execution on a single client trade.

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Forensic or Periodic Testing – Compliance tests that review and analyze information over time in order to identify unusual patterns to determine if the outcomes of advisory activities are consistent with expectations. Dissimilar to transactional testing, forensic testing does not just look at single transactions; instead, multiple transactions are reviewed by “looking-back” to identify patterns. Two examples of forensic testing are: (1) reviewing all of the personal trades submitted by an Employee over the past year to determine the adequacy and effective-ness of the personal trading policy and procedures; and (2) reviewing the quality of execution on a client’s trades that were effected over the past year to determine the adequacy and effectiveness of the trading policy and procedures.

The scope and purpose of the testing is dependent on the activity that is addressed in each policy and procedures. Additionally, VICTORIA 1522 intends on strengthening its compliance program through the analysis and review of the results obtained through its testing processes.

Policy

The Company (or its designee) shall review the Manual no less frequently than annually to ensure the adequacy of the policies and procedures contained herein. As part of these reviews, VICTORIA 1522 shall test the effectiveness of its policies and procedures as required by Rule 206(4)-7. The reviews will include, in part, specific consideration of the following:

•	Any compliance matters that arose during the previous year;

•	Any changes in the business activities of the VICTORIA 1522 (or any affiliated entities); and

•	Any changes to applicable laws, rules or regulations that might suggest a need to revise the Manual.

All required changes to the Manual resulting from the reviews and/or other considerations shall be approved and made by the Chief Compliance Officer.

Procedures

1.	The Chief Compliance Officer shall be responsible for coordinating the reviews (annually, and on an as-needed basis) of the Manual and VICTORIA 1522’s policies and procedures. Documentation of the reviews shall be kept in written format and made available to individuals as required by law, and other parties that VICTORIA 1522 deems appropriate.

2.	VICTORIA 1522 has engaged ACA Compliance, Ashland Partners, and/or Outside Counsel to assist it and its CCO on a periodic and on-going basis with regard to a variety of matters, including but not limited to: annual review of its compliance program and this Manual, personal trading reviews, on-going marketing and advertising reviews, assistance with regulatory filings, on-site or telephonic participation during SEC inspections, review of Form ADV, and periodic and as-needed education of Employees with regard to various compliance matters.

3.	Any changes to the Manual shall be made by the Chief Compliance Officer or a designee appointed by him/her. All final changes shall be approved by the Chief Compliance Officer. However, on an ongoing basis, the Chief Compliance Officer shall coordinate consideration of proposed material changes to, and material breaches of, the policies and procedures set forth in this Manual, with the President.

4.	The Chief Compliance Officer is designated with the full power to enforce the policies and procedures set forth in the Manual. The Chief Compliance Officer shall report any known material violations of the Manual to VICTORIA 1522’s President.

5.	VICTORIA 1522 will not tolerate retaliatory actions against Employees who report violations of the Manual. In order to minimize the potential for such behavior, all reports of com-pliance-related issues will be treated as being made on an anonymous basis. Employees shall report all material compliance related issues to the Chief Compliance Officer.

6.	All questions regarding the Manual and the policies and procedures contained therein shall be directed to the Chief Compliance Officer.

7.	All requests by third-parties to review the manual, compliance testing results, correspondence by VICTORIA 1522 and regulators and other compliance-related documents are to be forwarded to the Chief Compliance Officer. In no instance are Employees authorized to respond to such requests without the approval of the Chief Compliance Officer.

Responsibility

The Chief Compliance Officer is responsible for the successful implementation of the policies and procedures contained in the Manual. The Chief Compliance Officer is also charged with a myriad of additional compliance responsibilities that include, among other things, the following:

•	Determining who must abide by the Manual, such as temporary employees, etc.;

•	Advising Employees on the importance of compliance;

•	Instilling a compliance-oriented culture at VICTORIA 1522;

•	Ensuring that all Employees with specific compliance responsibilities are competently performing their job functions;

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Ensuring that VICTORIA 1522’s compliance program remains robust, comprehensive, current, and reasonably designed to identify conflicts of interest and other areas that may expose VICTORIA 1522 to increased regulatory and compliance risk;

•	Ensuring the timely review of compliance issues;

•	Ensuring the adequate attention and funding of VICTORIA 1522’s compliance function; and

•	Becoming VICTORIA 1522’s point-of-contact with the SEC and other regulatory authorities.

Code of Ethics

Implementation Date: 03/31/2008

Most Recent Amendment Date: 06/30/2009

The Code of Ethics is predicated on the principle that VICTORIA 1522 owes a fiduciary duty to its Clients. 1 Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, VICTORIA 1522 and its employees must:

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Place Client interests ahead of VICTORIA 1522’s As a fiduciary, VICTORIA 1522 must serve in its Clients’ best interests. In other words, Employees may not benefit at the expense of Advisory Clients. Remain in full compliance with VICTORIA 1522’s Code of Ethics with respect to any personal investments Employees must review and abide by VICTORIA 1522’s Personal Securities Transaction and Insider Trading Policies.

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Remain in full compliance with VICTORIA 1522’s Gift Policies Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with VICTORIA 1522, or on behalf of an Advisory Client, unless in compliance with the Gift Policy stated below.

•	Maintain full compliance with U.S Federal Securities Laws Employees must abide by the standards set forth in Rule 204A-1 of the Advisers Act.

Any questions with respect to VICTORIA 1522’s Code of Ethics should be directed to the Chief Compliance Officer. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the Chief Compliance Officer. All reported Code of Ethics violations will be treated as having been made on an anonymous basis.

Risks

In developing this policy and procedures, VICTORIA 1522 considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

•

Employees engage in various personal trading practices that wrongly make use of Non-Public Information resulting in harm to Clients or unjust enrichment to the Employee. (These practices include trading ahead of Clients and passing Non-Public Information on to spouses and other persons over whose accounts the Employee has control.)

•	Employees are able to cherry pick Clients’ trades and systematically move profitable trades to a personal account and let less profitable trades remain in Clients’ accounts.

•	One or more Employees engage in an excessive volume of personal trading (as determined by the CCO) that detracts from their ability to perform services for Clients.

[1]	S.E.C. and Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

The personal trading of Employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act (and Rule 17j-1 of the IC Act).

•	Employees are not aware of what constitutes Material Non-Public Information.

VICTORIA 1522 has established the following guidelines as an attempt to mitigate these risks.

Guiding Principles & Standards of Conduct

The following set of principles frame the professional and ethical conduct that VICTORIA 1522 expects from its Employees:

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Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective clients, employers, third-party service providers, fellow Employees, colleagues in the investment profession, and other participants in the global capital markets;

•	Place the integrity of the investment profession, the interests of Clients, and the interests of VICTORIA 1522 above your own personal interests;

•	Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

•	Avoid and/or appropriately address any actual or potential conflict of interest;

•	Conduct all personal securities transactions in a manner consistent with this policy;

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Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•	Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

•	Maintain and improve your professional competence; and

•	Comply with applicable provisions of the US Federal Securities Laws.

VICTORIA 1522 HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS DIRECTED AT ANYONE WHO REPORTS SUSPECTED VIOLATIONS OF THIS CODE OF ETHICS. THEREFORE, THE FIRM MAY SUBJECT ANYONE WHO VIOLATES THIS POLICY TO MORE SEVERE ACTION THAN SET FORTH HEREIN, TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE TREATED AS HAVING BEEN MADE ON AN ANONYMOUS BASIS.

Personal Security Transaction Policy

Employees may not purchase or sell any Security in which the Employee has a Beneficial Interest unless the transaction occurs in an exempted Security or the Employee has complied with the Personal Security Transaction Policy set forth below.

Pre-Clearance Procedures

VICTORIA 1522’s Employees must have written pre-clearance for all personal securities transactions except for transactions taking place in the Exempted Securities noted below. VICTORIA 1522 reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct.

Generally, Employees shall complete VICTORIA 1522’s Pre-Clearance Form (see Attachment A) or may request pre-clearance via email (by providing all information required in the Pre-Clearance Form). All pre-clearance requests must be submitted to the Chief Compliance Officer, or in his/her absence, the President. The Chief Compliance Officer shall obtain pre-clearance of his/her own personal securities transactions from the President. Once pre-clearance is granted to an Employee, such Employee may only transact in that Security for the remainder of the day. If the Employee wishes to transact in that Security on the following or any other day, they must again obtain pre-clearance.

The Company maintains a “Restricted List” which is a list of companies on which VICTORIA 1522 may have material and/or non-public information. The Restricted List limits VICTORIA 1522’s ability to transact in these companies’ securities for Clients as well as limits Employees’ ability to personally purchase or sell such Securities as further described below. All Employees shall be responsible for knowing the contents of the Restricted List prior to effecting a personal security transaction.

Black-Out Period and Other Restrictions on Personal Investing Activities

Since the Victoria 1522 Fund may also invest up to 20% of its net assets outside of the emerging markets, this section addresses the black-out period and other restrictions on personal investing activities. Except in limited circumstances as determined by the Chief Compliance Officer and President, personal securities transactions of Employees are subject to the following restrictions:

1. If a purchase or sale order is pending or under active consideration for any Client or a particular Security is held in a Client account, neither the same Security nor any related Security or derivative of such Security may be bought or sold by an Employee subject to the following conditions:

•	Employees can purchase such securities or derivatives only after ten (10) calendar days have elapsed from the time VICTORIA 1522 has completed the buy program for all Clients.

•	Employees can sell such securities or derivatives only after ten (10) calendar days have elapsed from the time VICTORIA 1522 has completed the sell program for all Clients.

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If an Employee holds a position in a particular Security in which a Client later invest, the Employee may liquidate his/her personal position only after ten (10) calendar days have elapsed from the time VICTORIA 1522 has completed the sell program for all Clients in that same Security or related Security.

2. Except for limited circumstances and subject to pre-clearance approval, VICTORIA 1522 forbids its Employees to trade opposite of the investment recommendations made to Clients.

3. To avoid even the appearance of market timing activities, Employees are strictly prohibited from engaging in short-term trades.

4. Employees of Victoria 1522 Investments, LP or consultants providing investment research services are not allowed to invest in emerging markets securities and are required to sell all of their emerging markets investments upon joining VICTORIA 1522 as employees or research consultants.

30-Day Holding Period

All Employee investments must be held for a minimum period of 30 calendar days after purchase (from trade date). Under pressing and unforeseen circumstances, requests may be made to the Chief Compliance Officer to waive the minimum holding period for a particular transaction. Such waivers shall be granted infrequently and shall be documented by the Chief Compliance Officer as to the reason why the waiver was granted.

Reportable and Exempt Securities

VICTORIA 1522 requires Employees to provide monthly reports (See Reporting section below) regarding transactions and holdings in any Security, except that it does not include:

•	Direct obligations of the government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market Funds;

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Shares issued by open-end Funds other than Reportable Funds; and shares issued by unit investment trusts that are invested exclusively in one or more open-end Funds, none of which are Reportable Funds.

EXEMPTION DOES NOT APPLY TO SHARES OF OPEN-END

MUTUAL FUNDS THAT ARE ADVISED BY VICTORIA 1522 (OR AN

AFFILIATE) OR ARE OTHERWISE AFFILIATED WITH VICTORIA 1522

(OR AN AFFILIATE). EMPLOYEES MUST PRE-CLEAR AND REPORT

ANY PERSONAL TRANSACTION IN A REPORTABLE FUND.

Commodities, futures and options traded on a commodities exchange, including currency futures, futures and options on any group or index of Securities shall be considered Securities.

Beneficial Interest

Employees are considered to have Beneficial Interest of Securities if they have or share a direct or indirect pecuniary interest in the Securities. Employees have a pecuniary interest in Securities if they may directly or indirectly profit from a Securities transaction.

The following are examples of indirect pecuniary interests in Securities:

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Securities held by members of an Employee’s immediate family who are also sharing the same household. “Immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

•	Employees’ interests as a general partner in Securities held by a general or limited partnership; and

•	Employees’ interests as a manager/member of Securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in Securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Interest by Employees of Securities held by a trust:

•	Ownership of Securities as a trustee where either the Employee or members of the Employees’ immediate family have a vested interest in the principal or income of the trust;

•	Ownership of a vested beneficial interest in a trust; and

•	An Employee’s status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

Investments in Private Placements and IPOs

No Employee shall acquire, directly or indirectly, any Beneficial Interest in any Private Placement or IPO without first obtaining prior approval of the Chief Compliance Officer in order to preclude any possibility of their profiting improperly from their positions on behalf of a Client. The Chief Compliance Officer shall (a) obtain from the Employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee’s activities on behalf of a Client); and (b) conclude, after consultation with the President (provided that he or she does not possess a personal interest in the issuer of the Private Placement or IPO), that none of VICTORIA 1522’s Clients have any foreseeable interest in purchasing such Security. A record of such approval by the Chief Compliance Officer and the reasons supporting those decisions shall be maintained. Please refer to Attachment B for a copy of the Private Placement and IPO Request and Reporting Form. The Chief Compliance Officer may request a copy of any offering materials (subscription agreement, etc.) associated with the Private Placement.

Reporting

The Company must collect two (2) reports from Employees that include transaction and holding information regarding the Employee’s personal investments. The reports, as described in further detail below, are: (1) Monthly Transaction and Holdings Reports and (2) Initial Holdings Reports.

These reports will enable VICTORIA 1522 to maintain compliance with Rule 204A-1 under the US Federal Advisers Act, as well as assist VICTORIA 1522 to determine with reasonable assurance any indications of trading abuses or the appearance of a conflict of interest with Client trades. Accordingly, each Employee shall report his/her securities transactions and holdings to Victoria 1522’s Chief Compliance Officer; the Chief Compliance Officer shall report his/her securities transactions and holdings to the President.

Monthly Transaction and Holdings Reports

Employees must report all Securities transactions that they have made in Securities accounts during the month, as well as any new Securities accounts that they have opened during the month. To fulfill this reporting requirement, Employees must report this information to the Chief Compliance Officer and the Chief Compliance Officer must report his/her Securities transactions to the President no later than 10 days after the end of each calendar month.

Initial Holdings Reports

New Employees must report all of their Securities and Securities accounts to the Chief Compliance Officer within 10 days after the Employee’s official Start Date at VICTORIA 1522.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT

TRANSACTIONS AND ACCOUNTS OF MEMBERS OF THE

EMPLOYEE’S IMMEDIATE FAMILY INCLUDING SPOUSE,

CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD IN

ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR

INDIRECT INFLUENCE OR CONTROL.

Duplicate Copies

In order for VICTORIA 1522 to verify the accuracy of information submitted by Employees, Employees must either arrange for their brokers/custodians to furnish VICTORIA 1522 with duplicate account statements and/or brokerage confirmations or make alternative arrangements for submitting brokerage statements to the Chief Compliance Officer. A form brokerage letter is attached to this Policy as Attachment C.

Exceptions from Reporting Requirements

There are limited exceptions from certain of the two (2) reporting requirements noted above. Specifically, an Employee is not required to submit:

1)	The Monthly Reporting Form for any transactions effected pursuant to an automatic investment plan.

2)	Any of the two (2) reports (i.e., Monthly Reporting Forms, Initial Reporting Forms) with respect to Securities held in Securities accounts over which the Employee had no direct or indirect influence or control. Note however, that the Chief Compliance Officer may request that an Employee provide documentation to substantiate that the Employee had no direct or indirect influence or control over the Securities Account (e.g., investment advisory agreement, etc.).

The Chief Compliance Officer will determine on a case-by-case basis whether an account qualifies for either of the aforementioned exceptions.

Trading and Review

VICTORIA 1522’s Personal Security Transaction Policy is designed to not only to ensure the firm’s technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with Employees’ personal trading activities. Accordingly, VICTORIA 1522 will closely monitor Employees’ investment patterns to detect the following abuses:

•	Frequent and/or short-term (of 30 days or fewer) trades;

•	Trading opposite of Client trades; and

•	Front-running Client accounts, which is a practice generally understood to be Employees personally trading ahead of Clients.

Employees are strictly prohibited from engaging in short-term trades of mutual fund shares, as to avoid even the appearance of market-timing activities. As part of internal monitoring, VICTORIA 1522 shall also conduct a post-trade review of Employees’ personal trading activities that focuses on any potential conflicts of interest noted above.

The President will monitor the Chief Compliance Officer’s personal securities transactions for compliance with the Personal Security Transaction Policy.

If VICTORIA 1522 discovers that an Employee is personally trading contrary to the policies set forth above, the Employee may be requested to meet with the Chief Compliance Officer and President to review the facts surrounding the transactions.

Reporting Violations and Remedial Actions

VICTORIA 1522 takes the potential for conflicts of interest caused by personal investing very seriously. As such, VICTORIA 1522 requires its Employees to promptly report any suspected violations of the Code of Ethics to the Chief Compliance Officer. VICTORIA 1522’s management is aware of the potential matters that may arise from this requirement, and shall take punitive action against any Employee who seeks retaliation against another for reporting suspected violations of the Code of Ethics.

If any violation of VICTORIA 1522’s Personal Security Transaction Policy is determined to have occurred, the Chief Compliance Officer may impose sanctions and take such other actions as he or she deems appropriate, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, suspending personal trading rights or employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the Chief Compliance Officer shall determine is appropriate.

No person shall participate in determining whether he or she has violated this Policy or in the imposing any sanction against him or herself

Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures that are reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of Material Non-public Information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, VICTORIA 1522 has instituted procedures to prevent the misuse of Material Non-public Information.

In the past, securities laws have been interpreted to prohibit the following activities:

Trading by an insider while in possession of Material Non-Public Information; or

Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

•	Communicating Material Non-Public Information to others in breach of a fiduciary duty.

Whom Does the Policy Cover?

This policy covers all Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is a 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. Advance knowledge of the following types of information is generally regarded as material:

•	Dividend or earnings announcements

•	Write-downs or write-offs of assets

•	Additions to reserves for bad debts or contingent liabilities

•	Expansion or curtailment of company or major division operations

•	Merger, joint venture announcements

•	New product/service announcements

•	Discovery or research developments

•	Criminal, civil and government investigations and indictments

•	Pending labor disputes

•	Debt service or liquidity problems

•	Bankruptcy or insolvency problems

•	Tender offers, stock repurchase plans, etc.

•	Information concerning upcoming research analyst recommendations (upgrades/downgrades) prior to dissemination

•	Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

What Information Is Non-Public?

In order for issues concerning Inside Trading to arise, information must not only be material, but also non-public.

Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information. However, Material Non-Public Information must be distributed through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must also be adequate time for the public to receive and digest the information. Lastly, non-public information does not become public information solely by virtue of being selectively disseminated.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could also be a reputational benefit or an expectation that disclosing the information will obligate the recipient to provide a quid pro quo.

Selective Disclosure

Employees must never disclose proposed/pending trades to any Client or other individual/entity outside of VICTORIA 1522. Additionally, Employees of VICTORIA 1522 must be careful when disclosing the composition of Clients’ portfolios without obtaining consent from the Chief Compliance Officer. U.S. Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of VICTORIA 1522’s fiduciary duty to Clients. Selectively disclosing the portfolio holdings of a Client’s portfolio to certain Investors/outside parties may also be viewed as VICTORIA 1522 engaging in a practice of favoritism. Including information regarding Clients’ portfolio holdings in marketing materials and VICTORIA 1522’s website is subject to the Chief Compliance Officer’s approval in accordance with VICTORIA 1522’s Advertising and Marketing policy and procedures. All inquiries that are received by Employees to disclose portfolio holdings must be immediately reported to the Chief Compliance Officer and President. In determining whether or not to approve the dissemination of holdings information, the Chief Compliance Officer will consider, among other things, how current the holdings information is. However, in no case will the Chief Compliance Officer approve the dissemination of holdings information that is less than one week old.

VICTORIA 1522 will provide certain information relating to the performance of the Funds to Investors, as requested. All Investors are provided with the opportunity to request such information to ensure that no selective disclosure of such information has occurred.

Relationships with Clients/Investors

Given VICTORIA 1522’s standing in the investment community, it may from time to time retain executives of public companies and other well connected individuals as Clients/Investors. While VICTORIA 1522 may occasionally converse with these individuals as part of the normal course of its research/due diligence process, Employees must be aware that the relationship could provide an incentive to those individuals to divulge additional information (including Material Non-Public Information) to VICTORIA 1522 due to the potential for personal gain. Accordingly, Employees must be cognizant of this potential conflict when discussing investment matters with Clients/Investors who are employed by companies in which VICTORIA 1522 currently invest or may invest in the near future.

Utilizing Consultants for Research

The use of Consultants, either directly or through firms that provide access to consultants or other experts is an important component of VICTORIA 1522’s research process. Discussions with these industry experts provide VICTORIA 1522 with a greater understanding of industries, companies and the economy in general. When using the services of Consultants we must remain mindful of our obligations as participants in the securities markets, in particular we must take measures to ensure compliance with insider trading laws.

As noted, securities laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of Material Non-Public Information; or

•	Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

•	Communicating Material Non-Public Information to others in breach of a fiduciary duty.

It is critical that we are mindful of this policy and these obligations when working with Consultants. Since it is often difficult to know whether the Consultant is an “insider” or is violating an obligation to which he or she is otherwise bound when consulting with us, we are establishing the following procedures for dealing with Consultants:

1.	The Chief Compliance Officer or the President must review the Consultant’s biographical information and approve the meeting in advance.

2.	At the commencement of the meeting, the VICTORIA 1522 representative must inform the Consultant (i) of the general purpose for conducting our meeting and (ii) that we do not want to be restricted in any securities, therefore we do not want to receive Material Non-Public Information. The VICTORIA 1522 representative also must inquire whether the Consultant is subject to any restriction related to the topic of the meeting. If the Consultant is currently employed, the VICTORIA 1522 representative must ask if the Consultant is allowed, under his/her terms of employment, to participate in the meeting. If the Consultant cannot confirm that he or she is allowed to participate in the meeting, the VICTORIA 1522 representative must terminate the meeting. If the VICTORIA 1522 representative receives an answer to the foregoing questions that requires clarification, he or she should not proceed with the meeting until comfortable that continuing the conversation will not result in an improper discussion (Doing so may include getting further clarification from the Consultant or advice from the Chief Compliance Officer or the President)

3.	The Chief Compliance Officer will occasionally audit meetings with Consultants.

If you believe you may have inadvertently become aware of Material Non-Public information, it is critical that you immediately inform the Chief Compliance Officer or the President, so that they can determine whether a company needs to be placed on VICTORIA 1522’s Restricted List.

If you have any questions about this Policy, please consult the Chief Compliance Officer or the President.

Penalties for Trading on Material Non - public Information

Firms and individuals that engage in the act of insider trading face severe penalties, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained

Conversations or Arrangements with Other Market Participants

Employees must be diligent when evaluating information received from other market participants, such as investment banks, private equity funds, hedge funds, and other investment funds. Acting upon knowledge of the plans or strategies of these other market participants may be viewed by regulators as a form of market abuse, particularly when approached by, or acting in concert with, such other participants. Employees should also be cognizant of the fact that information received from third parties with respect to large pending or contemplated orders in a security may be deemed to be material nonpublic information with respect to that security. Any such situations should be discussed immediately with the Chief Compliance Officer.

Procedures to follow if an Employee Believes that he/she Possesses Material Non-Public Information

If an Employee believes that he or she is aware of Material Non-Public Information, he or she must inform the Chief Compliance Officer or the President as soon as possible. The Employee, Chief Compliance Officer and/or President will then conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms found guilty of engaging in insider trading, Employees:

•	Shall not trade the Securities of any company in which they are deemed insiders who may possess Material Non-Public Information about the company.

•	Shall not engage in Securities transactions of any company, except in accordance with VICTORIA 1522’s Personal Security Transaction Policy and U.S. Federal Securities Law.

•	Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

•	Shall not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position.

•	Shall immediately report their knowledge of any non-public information to the Chief Compliance Officer and/or President.

•	Shall not proceed with any research, trading, etc. until the Chief Compliance Officer and/or President have informed the Employee of the appropriate course of action.

•

The Chief Compliance Officer and/or President shall determine whether or not the company shall be placed on VICTORIA 1522’s Restricted List, and at what point the company will be removed from the Restricted List.

Serving as Officers, Trustees and/or Directors of Outside Organizations

Employees may be granted written approval from the Chief Compliance Officer to serve as directors, trustees or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, VICTORIA 1522 may determine that it is in its clients’ best interests for an Employee to serve as an officer or on the board of directors of an outside organization. For example, a company held in clients’ portfolios may be undergoing a reorganization that may affect the value of that company’s outstanding securities and its future direction. Service with organizations outside of VICTORIA 1522 can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to Material Non-Public Information.

As an outside board member or officer, an Employee may become aware of material non-public information about the outside company, or other public companies. It is therefore critical that a proper information barrier be put in place and maintained between VICTORIA 1522 and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, VICTORIA 1522 may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee should not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in such outside activities without prior written approval from the Chief Compliance Officer. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with VICTORIA 1522 and in which he or she knows VICTORIA 1522 might be expected to participate or have an interest, without disclosing in writing all necessary facts to the Chief Compliance Officer, offering the particular opportunity to VICTORIA 1522, and obtaining written authorization to participate from the Chief Compliance Officer.

Any personal or family interest of an Employee in any VICTORIA 1522 business activity or transaction must be immediately disclosed to the Chief Compliance Officer. For example, if an Employee becomes aware that a transaction being considered or undertaken by VICTORIA 1522 may either directly or indirectly benefit, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the Chief Compliance Officer.

Employees may use Attachment H to inform the Chief Compliance Officer of any of the issues noted in this discussion.

Loans

No Employee may borrow monies or other assets from or become indebted to, any person, business or company having business dealings or a relationship with VICTORIA 1522, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the Chief Compliance Officer. No Employee may use VICTORIA 1522’s name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the Chief Compliance Officer.

Dealings with Government and Industry Regulators

VICTORIA 1522’s policy forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against VICTORIA 1522. Employees are expected, if requested, to provide VICTORIA 1522 with reasonable assistance, including, but not limited to, meeting or consulting with VICTORIA 1522 and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

Political Contributions and Public Office

The following outlines VICTORIA 1522’s policies with respect to political contributions and public office:

•

Contributions by VICTORIA 1522 and Employees to politically connected individuals/entities with the intention of influencing Clients/Investors to the Company through political channels are strictly prohibited;

•	Soft money contributions by VICTORIA 1522 and Employees to political candidates are strictly prohibited;

•	Employees are prohibited from holding a public office if it in any way presents a material conflict of interest with VICTORIA 1522’s business activities.

Improper Use of VICTORIA 1522 Property

No Employee may utilize property of VICTORIA 1522 or utilize the services of VICTORIA 1522, its principals or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the Chief Compliance Officer. For this purpose, “property” means both tangible and intangible property, including VICTORIA 1522 and the Funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

Upon the termination of employment for any reason, all Employees must promptly turn over to VICTORIA 1522 all documents and other materials, in whatever form maintained, containing, reflecting, or otherwise relating in any way to, confidential and private information of VICTORIA 1522.

Protection of VICTORIA 1522’s Name

Employees should at all times be aware that VICTORIA 1522’s name, reputation, goodwill, and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of VICTORIA 1522’s name in any manner that could be misinterpreted to indicate a relationship between VICTORIA 1522 and any other entity or activity.

Employee Involvement in Litigation or Proceedings

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

Gifts and Entertainment

Employees must not offer, solicit, or accept any gift, benefit, compensation, or consideration that:

•	Reasonably could be expected to compromise their own or another person’s professional independence and objectivity; or

•	Competes with, or might reasonably be expected to create a conflict of interest with, their employer’s interest unless they obtain written consent from all parties involved.

Employees’ Receipt of Business Meals, Tickets to Sporting Events and Other Entertainment: Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonably not lavish or extravagant in nature. Whether or not the Employee is accompanied to the event by the giver and the estimated cost of the meals, event, etc. exceeds $100, the Employee must report his/her attendance at the meal, event, etc. to the Chief Compliance Officer on Attachment E. If the event is highly publicized such that the tickets may be selling in excess of their face value, the Employee must consider the mark-up for the reporting requirements.

Employees’ Receipt of Gifts: Employees must report their intent to accept a gift over $100 (either one single gift, or in aggregate on an annual basis) to the Chief Compliance Officer by completing Attachment E. Reasonable gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to VICTORIA 1522’s offices by service providers.

VICTORIA 1522’s Gift Giving Policy: VICTORIA 1522 and its Employees are prohibited from giving gifts that may be deemed as excessive, and must obtain approval from the Chief Compliance Officer to give gifts in excess of $100 US Dollar equivalent to any client, prospective client or any individual or entity that VICTORIA 1522 is seeking to do business with

The Chief Compliance Officer shall track all reportable entertainment and gifts via Attachment G.

Travel Expenses

Employees may charge against appropriate VICTORIA 1522 accounts normal and reasonable travel and travel-related expenses incurred for VICTORIA 1522’s business purpose. Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and miscellaneous travel-related expenses. When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs. Travel expense limits are described in VICTORIA 1522’s Travel Guidelines. VICTORIA 1522 may reiterate its policy with Employees as necessary. Employees will generally not seek reimbursement for certain leisure expenses (such as movies, spa fees, golf, etc.) incurred while on business travel.

The U.S. Foreign Corrupt Practices Act (“FCPA”)

VICTORIA 1522 has determined that is it appropriate for it to be bound to comply with this U.S. legislation. The FCPA criminalizes the bribery of foreign officials anywhere in the world for the purpose of influencing an official decision to obtain a business benefit. It also requires relevant companies to meet certain standards regarding accounting practices, books and records and internal controls.

The anti-bribery provisions prohibit VICTORIA 1522, and its affiliates, (including employees, agents or shareholders) acting on its own behalf or any other person (which would include for example another VICTORIA 1522 group company) from committing an act in order to obtain or retain business or to direct business to any other person through:

•	a payment, offer, promise to pay or authorization of a payment, promise or offer;

•	of money or anything of value;

•

to (a) any foreign official (which includes any employee or officer of a public international organization); (b) any foreign political party or party official; (c) any candidate for foreign political office; or (d) any other person while “knowing” that the payment or promise to pay will be passed on to one of the above;

•	“corruptly”; and

•

for the purpose of (a) influencing an official act or decision of that person; (b) inducing that person to do or omit to do any act in violation of his/her lawful duty; (c) inducing that person to use his/her influence with a foreign government to affect any government act or decision; or (d) securing any improper advantage.

Disclosure

VICTORIA 1522 shall describe its Code of Ethics in Part II of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics. All Client requests for VICTORIA 1522’s Code of Ethics shall be directed to the Chief Compliance Officer.

[17j-1] If the Chief Compliance Officer determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation, and any enforcement action taken, to the President . If the President determines that the material violation may involve a fraudulent, deceptive or manipulative act, VICTORIA 1522 will report its findings to the Mutual Fund’s Board of Directors or Trustees pursuant to Rule 17j-1.

Recordkeeping

VICTORIA 1522 shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or VICTORIA 1522’s Management.

A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

•

A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•	A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of VICTORIA 1522.

•

A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

•

A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

•

The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Private Offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

•

[17j-1] A copy of each finding presented to the Mutual Fund Board shall be preserved by VICTORIA 1522 for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

Responsibility

The Chief Compliance Officer will be responsible for administering the Code of Ethics. All questions regarding the policy should be directed to the Chief Compliance Officer. All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment and at least annually thereafter.

[17j-1] In the event a material change is made to the Personal Trading Policy of the Code of Ethics, the Chief Compliance Officer shall inform the Mutual Fund’s Chief Compliance Officer of such material change and ensure that such material change is approved by the Mutual Fund’s Board no later than six months after adoption of the material change.

Attachment BVICTORIA 1522 Investments, LP

Personal Trading Pre-Clearance Form

This form documents that the transaction proposed below does not conflict with VICTORIA 1522’s policies regarding securities in which the Employee/Undersigned has a Beneficial Interest, as described in VICTORIA 1522’s Code of Ethics. Employees must obtain pre-clearance from the Chief Compliance Officer prior to placing a trade. If granted, such preclearance is valid only for the day of approval.

1.	Buy Sell Short

2.	Security

3.	Common Stock Option Debt Other

4.	Symbol

5.	Number of Shares/Contracts/Principal

6.	Brokerage Account Number

Custodian

7.	Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy or US Federal securities laws.

8.	The Employee intends to hold a position in the security described above for at least 30 days.

Employee:
(Print Name)

Signature:

Date:

By signing below, the individual verifies that the proposed transaction described above does not violate VICTORIA 1522’s Personal Security Transaction Policy. Note: One signature is required for preclearance.

Chief Compliance Officer	Date

President	Date

Attachment BVICTORIA 1522 Investments, LP

Private Placement & IPO Request and Reporting Form

Name of Issuer:

Type of Security:

Public Offering Date:

(for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.	I am not investing in this Private Placement or IPO to profit improperly from my position as an Employee of VICTORIA 1522;

2.	The investment opportunity did not arise by virtue of my activities on behalf of a Client of VICTORIA 1522; and

3.	To the best of my knowledge, none of VICTORIA 1522’s Clients have any foreseeable interest in purchasing this Security.

Furthermore, by signing below, I certify that I have read the VICTORIA 1522’s Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand that VICTORIA 1522 reserves the right to direct me to rescind a trade even if it granted prior approval for the trade. I also understand that violating this policy will be grounds for disciplinary action against me or my dismissal from employment at VICTORIA 1522 and may also be a violation of US federal and/or California state securities laws. I have provided all offering materials related to this proposed investment to the Chief Compliance Officer at his/her request.

Employee:
(Print Name)

Signature:

Date:

Internal Use Only

           Approved          Not Approved              Person Approving

  Reasons Supporting Decision to Approve/Not Approve:

Form of Confirmation for Discretionary Brokerage Account

[Date]

COMPANY NAME

COMPANY ADDRESS

CITY/STATE/ZIP CODE

Dear {Mr./Ms. NAME},

VICTORIA 1522 Investments, LP (“VICTORIA 1522”) is registered as an investment adviser with the Securities and Exchange Commission and subject to the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Accordingly, VICTORIA 1522 employees are subject to a Code of Ethics and guidelines related to trading in their personal accounts.

It is our understanding that [Name Employee] maintains an account with your firm and that your firm manages the account on a discretionary basis. Pursuant to Rule 204A-1 under the Advisers Act and VICTORIA 1522’s Code of Ethics, our employees must report most securities transactions and holdings to our Compliance Department on at least a quarterly basis.

One exception to these reporting requirements, which is outlined in Rule 204A-1, provides that an employee is not required to report securities transactions or holdings with respect to “securities held in accounts over which the access person had no direct or indirect influence or control”. Thus, the purpose of this letter is to confirm that the account maintained by [Name Employee] with {ABC Money Manager/Broker-Dealer} is in fact discretionary, and also that [Name Employee] has no direct or indirect influence or control over the investments that are traded in the account.

By signing below, you acknowledge and certify that the account maintained by [Name Employee] with [ABC Money Manager/Broker-Dealer] is discretionary and that [Name Employee] has no direct or indirect influence or control over the investments that are traded in the account.

Thank you in advance for your attention to this matter.

Sincerely,

Salvador Ibanez de Opacua

Chief Compliance Officer

VICTORIA 1522 Investments, LP

cc: [Name Employee]

Attachment CVICTORIA 1522 Investments, LP

Sample of Brokerage Requesting that Duplicate Copies of Employees

Account Statements and Confirmations Be sent to VICTORIA 1522

<DATE>

<NAME OF CUSTODIAN>

<ADDRESS>

<CITY, STATE ZIP>

Re: Account No.

Account Name

Dear <NAME>,

As of <DATE>, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

VICTORIA 1522 INVESTMENTS, LP

Attn: Salvador Ibanez de Opacua, Chief Compliance

Officer 244 California Street, Suite 610

San Francisco, CA 94111

If you have any questions or concerns, please feel free to give me a call at (415) 228-3233. Thank you for your immediate attention to this matter.

Sincerely,          <Name>

cc: Salvador Ibanez de Opacua

Attachment D

Initial Reporting Form (Securities Accounts)

Employee                                                                                                        (Print Name)

Information submitted current as of                                                           (Date)

In accordance with VICTORIA 1522’s Code of Ethics, please provide a list of all securities accounts in which you have a beneficial interest. Note that this includes accounts of immediate family members living in your household.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities accounts in which I have a beneficial interest.

Signature	Date

Initial Reporting Form (Securities)

In accordance with VICTORIA 1522’s Code of Ethics, please provide a list of all reportable securities in which you have a beneficial interest. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares (if applicable)	Security Name	Type (e.g., equity, fixed income)	Ticker or CUSIP (if applicable)	Principal Amount (if applicable)

Use additional sheets as necessary.

I certify that this form fully discloses all of the reportable securities in which I have a beneficial interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities contained in this report.

Signature	Date

Reviewed by:

Date of Review:

Exception(s) Noted: No Yes

If Yes, Describe:

Attachment G

Request for

Approval of

Outside

  The undersigned hereby requests approval for participation in the following outside activity:

  Name and address of company or organization:

  Nature of organization’s primary business or purpose:

  Is this a public company? (YES/NO) If YES, stock symbol:

  Complete description of anticipated role with organization:

  Describe any compensation you will receive:

  If this request for approval is granted:

•	I agree to notify the Chief Compliance Officer of any change in the above information.

•

I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

•	I am aware of no other Employees who are officers or directors of the organization noted above.

•

I agree to adhere to the Inside Trading policies of both VICTORIA 1522 and the organization, and not to communicate any Material Non-Public Information in my possession regarding the organization to other Employees.

•	I will avoid participation in discussions regarding service, investment management, or other arrangements with XYZ or its affiliates, and will recuse myself from voting on any such matters.

Employee:

Signature of Employee:	Date:

Approved By:	Date:
Chief Compliance Officer

Attachment G

Activity Form

Attachment G

Miscellaneous Reporting under the Code of Ethics

Employees may utilize this attachment to report any disclosures/seek any approvals as specified by various provisions of the Code of Ethics.

Print Name:

Signature:

Date:

Reviewed by:

Date of Review:

Follow-up Required: No Yes

If Yes, Describe:

Attachment G

VICTORIA 1522 Investments, LP

Gift Report

Employee(s) Receiving      Giving      the Gift/Entertainment:

Describe the Gift:

Approximate Total Dollar Amount of Gift:             US$

Receiver/Giver of the Gift:

Has Employee received/given additional gifts from Receiver/Giver within the past 12 months? If yes, list the gifts received/given and the approximate value of the Gifts:

Relationship of Receiver/Giver to VICTORIA 1522 and/or Employee(s):

Reason (if known) the Gift will be given by/given to VICTORIA 1522 and/or Employee(s):

Compliance Use Only

             Approved              Not Approved              Person Approving

Reasons Supporting Decision to Approve/Disapprove:

Attachment H

Employee Gift/Entertainment Log

Date	Employee Giving/Receiving Gift/Entertainment	Description of Gift/Entertainment	Approximate Dollar Amount of Gift/ Entertainment	Receiver/Giver of Gift/Entertainment	Relationship of Receiver/Giver to VICTORIA 1522 and/or Employee	Reason Gift/Entertainment was given by/given to VICTORIA 1522 and/or Employee	Compliance Approval (Yes/No)
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO
							YES	NO